Exhibit (n)(6)

AMENDED AND RESTATED

APPENDIX A

TO MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

This Amended and Restated Appendix A to the Multiple Class Plan Pursuant to Rule 18f-3 dated January 30, 2009, as amended October 1, 2009, January 9, 2017 and August 16, 2017 (the “Agreement”), is effective as of October 16, 2017, and supersedes any prior Appendix A to the Agreement.

Fund Series	Share Class
Waddell & Reed Advisors Accumulative	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Cash Management	Class A
Class B
Class C

Waddell & Reed Advisors Continental Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Global Growth	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors High Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Municipal High Income	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors New Concepts	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Science & Technology	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Small Cap	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Vanguard	Class A
Class B
Class C
Class Y

Waddell & Reed Advisors Wilshire Global	Class A
Allocation Fund	Class B
Class C
Class Y